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                                                                     EXHIBIT 8.1



                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]


                                                                    May 15, 2000

                  Amended and Restated Agreement and Plan of
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              Exchange and Merger dated as of September 22, 1999,
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                as Amended and Restated as of January 7, 2000,
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                          Among PECO Energy Company,
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                   Exelon Corporation and Unicom Corporation
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Ladies and Gentlemen:

          We have acted as tax counsel for PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), in connection with (i) the proposed acquisition (the "First Step Exchange") of each outstanding share of common stock of PECO Energy by Exelon Corporation, a Pennsylvania corporation and a wholly owned subsidiary of PECO Energy ("Exelon"), in exchange for common stock of Exelon and
(ii) the proposed merger (the "Second Step Merger", and together with the First Step Exchange, the "Merger") of Unicom Corporation, an Illinois corporation ("Unicom") with and into Exelon, in each case pursuant to an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 (the "Exchange and Merger Agreement"), as amended and restated as of January 7, 2000 among PECO Energy, Exelon and Unicom. In the Merger, (i) each issued and outstanding share of common stock, no par value, of PECO Energy (the "PECO Energy Common Stock") not owned directly by PECO Energy will be converted into common stock, no par value, of Exelon (the "Exelon
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Common Stock") and (ii) each issued and outstanding share of common stock, no par value, of Unicom (the "Unicom Common Stock") will be converted into Exelon Common Stock and cash.

          In that connection, you have requested our opinion regarding the material U.S. federal income tax consequences to PECO Energy shareholders of the Merger. In providing our opinion, we have examined the Exchange and Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of PECO Energy and Unicom, as filed with the Securities and Exchange Commission, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii) the representations made to us by PECO Energy, Exelon and Unicom in their respective letters to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true, correct and complete (the "Representation Letters") and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon. For purposes of this opinion, "U.S. Holder" means (i) an individual citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (iv) an estate that is subject to U.S. federal income tax on its income regardless of its source.

          Based upon the foregoing, we are of opinion that, for U.S. federal income tax purposes:

          (i) The Merger will be treated as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").
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          (ii) No gain or loss will be recognized by U.S. Holders of PECO Energy
     Common Stock on the exchange of their PECO Energy Common Stock for Exelon Common Stock.

          (iii) The aggregate adjusted tax basis of the Exelon Common Stock received in the Merger by a U.S. Holder of PECO Energy Common Stock will be equal to the aggregate adjusted tax basis of the U.S. Holder's PECO Energy Common Stock exchanged for that Exelon Common Stock.

          (iv) The holding period of Exelon Common Stock received in the Merger by a U.S. Holder of PECO Energy Common Stock will include the holding period of the U.S. Holder's PECO Energy Common Stock exchanged for that Exelon Common Stock.

          (v) While the matter is not free from doubt, and there is no directly authoritative precedent, it is more likely than not that the pre-closing share repurchases by PECO Energy referred to in Section 6.15 of the Exchange and Merger Agreement will be independent of and will not be integrated with the Merger.

          (vi) The Internal Revenue Service, however, may not agree with the conclusion that the pre-closing share repurchases by PECO Energy referred to in Section 6.15 of the Exchange and Merger Agreement are independent of the Merger and, therefore, should not be integrated with the Merger. If the Internal Revenue Service were successful in asserting this contrary view, this would not be likely to have a material effect on U.S. Holders of PECO Energy Common Stock. The U.S. federal income tax treatment of amounts received with respect to the share repurchases by PECO Energy referred to in Section 6.15 of the Exchange and Merger Agreement by a U.S. Holder of PECO Energy Common Stock who is not described in the next sentence should not change. However, in unusual circumstances, involving a U.S. Holder of PECO Energy Common Stock who is also a substantial holder of Unicom Common Stock immediately prior to the Merger, the amounts received by such U.S. Holder with respect to the share repurchases by PECO Energy referred to in
     Section 6.15 of the Exchange and Merger Agreement that would otherwise have been taxed as capital gain or loss could be taxed as a dividend.

          Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to
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address, nor have we addressed, any other tax consequences of the Merger or any other transactions. Our opinions are based upon current statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

          We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference of our firm name in the section of the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger". In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,

                                                /s/ Cravath, Swaine & Moore


PECO Energy Company
   2301 Market Street
      P.O. Box 8699
          Philadelphia, PA 19101-8699

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